UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): November 30, 2015

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On November 30, 2015, the Registrant, through WHLR-ACD Acquisition Company, LLC, a Delaware limited liability company (“WHLR-ACD Acquisition Company”) and a wholly-owned subsidiary of Wheeler REIT, L.P., a Virginia limited partnership of which the Registrant is the sole general partner, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) as buyer, with A-C Development Club, LLC, A-C Financing, LLC, Litchfield Shops Financing, LLC, Ladson Crossing Financing, LLC, Devine Center Financing, LLC and Shoppes at Myrtle Park, LLC, all of which are South Carolina limited liability companies, as sellers (the “Sellers”), for the purchase of 14 retail shopping centers located in Georgia and South Carolina, commonly known as the AC Portfolio, for the sales price of Seventy One Million and 00/100 Dollars ($71,000,000.00). No director, officer or affiliate of the Registrant is affiliated with the Sellers.
ITEM 8.01 OTHER EVENTS.

On December 2, 2015, the Registrant issued a press release disclosing the entry into the Purchase Agreement. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell company transactions.
Not Applicable.

(d)	Exhibits.

10.1	Purchase Agreement, dated November 30, 2015, by and among WHLR-ACD Acquisition Company and the Sellers.

99.1	Press release, dated December 2, 2015, disclosing the entry into the Purchase Agreement.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer
Dated: December 2, 2015

EXHIBIT INDEX

Number	Description of Exhibit
10.1	Purchase Agreement, dated November 30, 2015, by and among WHLR-ACD Acquisition Company and the Sellers.
99.1	Press release, dated December 2, 2015, disclosing the entry into the Purchase Agreement.